Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., a California corporation (“Parent”) and the stockholders of Metals USA Holdings Corp. (the “Company”) listed on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement as of the date hereof.

W I T N E S S E T H:

WHEREAS, Parent, RSAC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger, dated as of February 6, 2013 (the “Merger Agreement”), providing for, among other things and subject to the terms and conditions of the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger.

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth on Exhibit A hereto (together with such additional shares of Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof, the “Owned Shares”).

WHEREAS, as a condition to Parent’s willingness to enter into and perform its obligations under the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      Agreement to Vote.

1.1                               Agreement to Vote.  Each Stockholder hereby irrevocably and unconditionally agrees that, from the date hereof until the earlier of (a) the time that the Company Stockholder Approval has been obtained and (b) termination of this Agreement in accordance with Section 5.1 (the “Agreement Term”), at any meeting of the stockholders of the Company at which the approval and adoption of the Merger Agreement and the transactions contemplated thereby is to be voted upon, however called, or any adjournment or postponement thereof, such Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), to the extent entitled to vote thereon, all of its Owned Shares at such time: (i) in favor of (A) approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger and (B) the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement; and (ii) against (V) any Alternative Proposal, (W) any extraordinary dividend or distribution by the Company, (X) any material change in the capital structure of the Company or any Subsidiary of the Company, (Y) any merger agreement or merger (other than the Merger Agreement), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the Company, or any other action or transaction involving the Company, and (Z) any amendment of the Company’s organizational documents that, in the case of (W), (X), (Y) or (Z), would or would reasonably be expected to materially impair the ability of Parent or Merger Sub to complete the Merger, or that would or would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger.

Anything herein to the contrary notwithstanding, this Section 1.1 shall not require any Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Owned Shares to amend the Merger Agreement or take any action that results or could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration or (ii) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders.

1.2                               Other Voting Rights.  Except as permitted by this Agreement, throughout the Agreement Term, each Stockholder will continue to hold and shall have the right to exercise all voting rights related to such Stockholder’s Owned Shares.  For the avoidance of doubt, except as expressly set forth in Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s stockholders not addressed by Section 1.1.

1.3                               Grant of Irrevocable Proxy.  Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any annual or special meeting of stockholders at which any of the matters described in Section 1.1. is to be considered during the Agreement Term, with respect to the Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 1.3 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company, at least two Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Owned Shares be voted in accordance with Section 1.1. This proxy, if it becomes effective, is given to secure the performance of the duties of such Stockholder under this Agreement, and its existence will not be deemed to relieve such Stockholder of its obligations under Section 1.1.  This proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term.

2.                                      Representations and Warranties of Stockholders.  Each Stockholder hereby represents and warrants to Parent as of the date of this Agreement and as of the Company Meeting as follows:

2.1                               Power; Due Authorization; Binding Agreement.  Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.2                               Ownership of Shares.  On the date hereof, the Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto are owned beneficially by such Stockholder.  Other than restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, or the “blue sky” Laws of the various states of the United States, and any restrictions contained in the organizational documents of the Company, as of the date hereof such Stockholder has, and at any stockholder meeting of the Company held during the term of this Agreement to vote regarding approval and adoption of the Merger Agreement, such Stockholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the then Owned Shares of such Stockholder.

2.3                               No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of the terms of this Agreement by the Stockholder will not, (a) require the consent or approval of any other person pursuant to Contract binding on the Stockholder or its properties and assets, (b) conflict with or violate any organizational document of such Stockholder or (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under any contract to which such Stockholder is a party, except for any consent or approval that has been obtained, made or given as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Stockholder’s ability to perform its obligations under this Agreement.

2.4                               Acknowledgment.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3.                                      Representations and Warranties of Parent.  Parent hereby represents and warrants to each of the Stockholders that Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of Parent.

4.                                      Certain Covenants of the Stockholders.

4.1                               Restriction on Transfer, Proxies and Non-Interference.  Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares of such Stockholder (any such action, a “Transfer”), (ii) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement or (iii) commit or agree to take any of the foregoing actions during the term of this Agreement; provided that, the foregoing notwithstanding, the following Transfers are permitted: (A) Transfers of Shares to any Affiliate of the Stockholder who has agreed in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms of this Agreement; and (B) Transfers of Shares with Parent’s prior written consent.

4.2                               Merger Agreement Obligations. Each Stockholder (solely in such Stockholder’s capacity as such) agrees that it shall not, and shall not authorize or permit any investment banker, attorney or other advisor or representative retained by such Stockholder to act on such Stockholder’s behalf to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or knowingly encourage (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 4.2 (such as answering unsolicited phone calls) shall not be deemed to “facilitate” or “encourage” for purposes of this Section 4.2) the submission of any Alternative Proposal, (b) participate in any discussions or negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to, any Person that has made or, to the Company’s Knowledge, is seeking to make, an Alternative Proposal, except to notify such Person as to the existence of the provisions of this Section 4.2 or (c) enter into any letter of intent, agreement, contract or agreement in principle regarding an Alternative Proposal; provided that the foregoing shall not restrict any Stockholder, or any of such Stockholder’s directors, officers, employees, partners, managers, members or Affiliates, from taking any such actions on behalf of or as a representative of the Company to the extent authorized by the Company to take such actions pursuant to Section 5.3(a) or Section 5.3(e) of the Merger Agreement.

4.3                               No Limitations on Actions.  Parent expressly acknowledges that each Stockholder is entering into this Agreement solely in its capacity as the beneficial owner of the applicable Owned Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any affiliate, trustee, beneficiary, settlor, employee or designee of such Stockholder or any of its affiliates (collectively, “Affiliates”) in its capacity, if applicable, as a director of the Company.  Parent shall not assert any claim that any action taken by a Stockholder or any of its Affiliates in its capacity as a director of the Company violates any provision of this Agreement.

4.4                               Further Assurances.  From time to time, at the reasonable request of Parent and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to comply with its obligations under this Agreement.

4.5                               Appraisal and Dissenters’ Rights.  The Stockholders hereby irrevocably and unconditionally waive any and all rights that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement to demand appraisal of any Owned Shares (including, without limitation, under Section 262 of the DGCL) or any rights that the Stockholder may have to dissent from the Merger.

5.                                      Miscellaneous.

5.1                               Termination of this Agreement.  This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time.  In addition to the foregoing, this Agreement may be terminated (i) at any time by written consent of the parties hereto or (ii) by the Stockholders upon written notice to the Parent at any time following (A) a Change of Recommendation or (B) the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that (1) decreases the amount or changes the form of the Merger Consideration or (2) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders.

5.2                               Effect of Termination.  In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this Article 5, including Section 5.11, shall survive any such termination.

5.3                               Entire Agreement; Assignment.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Other than as set forth in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights or remedies hereunder.  This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

5.4                               Amendments and Waivers; Third Party Beneficiary.  This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.  The parties hereto expressly agree that the Company is intended to, and shall, be a third party beneficiary of the covenants and agreements of the parties hereto, which covenants and agreements shall not be amended, modified or waived without the prior written consent of the Company. The foregoing notwithstanding, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.5                               Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to any Stockholder:

c/o Apollo Investment Fund V, L.P.
One Manhattanville Road, Suite 201
Purchase, NY 10577
Fax No.:  (914) 694-8033

with a copy to:

Apollo Management V, L.P.
9 West 57th Street, 43rd Floor
New York, New York 10019

Fax No.:  (646) 607-0539
Attn:   John Suydam

and with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Fax No.:  (212) 403-2000
Attn:                    Andrew J. Nussbaum, Esq.
                                                Mark Gordon, Esq.

If to the Company:

Metals USA Holdings Corp.
2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Fax No.:  954-202-0271
Attn:                    Robert McPherson, Chief Financial Officer
                                                William A. Smith II, Esq., Senior Vice President, Chief Legal Officer

Email:            robert_mcpherson@metalsusa.com
                                                wsmith@metalsusa.com

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Fax No.:  (212) 403-2000
Attn:                    Andrew J. Nussbaum, Esq.
                                                Mark Gordon, Esq.

If to Parent:

Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100

Los Angeles, California 90071
Fax No.:  (213) 687-8792
Attn:                    Karla Lewis, Executive Vice President and Chief Financial Officer
                                                Kay Rustand, Vice President, General Counsel and Corporate Secretary

Email:            klewis@rsac.com
                                                krustand@rsac.com

with a copy to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Fax No.:  650-752-3618
Attn:                    Alan Denenberg
                                                Martin Wellington

Email:            Alan.Denenberg@davispolk.com
                                                Martin.Wellington@davispolk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.6                               Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.

Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.6, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)                                 WITHOUT LIMITING SECTION 5.6(A), EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.6(B).

5.7                               Specific Performance; Exclusive Remedy.

(a)                                 The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(b)                                 Each party further agrees that (x) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (y) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  Anything in this Agreement to the contrary notwithstanding, Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 5.7 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages) that may be available for breach of this Agreement

5.8                               Counterparts; Effectiveness.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

5.9                               Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

5.10                        Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

5.11                        Non-Recourse.

(a)                                 Anything that may be expressed or implied in this Agreement notwithstanding, each of the parties hereto covenants, acknowledges and agrees that no person other than the parties to this Agreement shall have any liability or obligation hereunder and that, (i) the fact that any Affiliate of any of the parties to this Agreement may be a partnership or limited liability company notwithstanding, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, securityholder, Affiliate, stockholder, controlling Person, assignee or representative of the parties hereto under this Agreement or under the Merger Agreement (any such person or entity, other than the parties to this Agreement, or their assignees under this Agreement or the Merger Agreement, a “Related Party”) or any Related Party of any of such parties’ Related Parties (including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, any claim, including, without limitation, any claim of breach of a party’s obligations under the Merger Agreement and the transactions contemplated thereby or under this Agreement and the transactions contemplated hereby) whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any of the parties to this Agreement or any Related Party of any of such parties’ Related Parties under this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby or contemplated by the Merger Agreement, or by the creation of such transactions.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties to this Agreement, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.12                        Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

PARENT:

RELIANCE STEEL & ALUMINUM CO.

By:	/s/ David H. Hannah
Name: David H. Hannah
Title: Chairman and Chief Executive Officer

By:	/s/ Karla Lewis
Name: Karla Lewis
Title: Executive Vice President and Chief Financial Officer

STOCKHOLDERS:

APOLLO INVESTMENT FUND V, L.P.

By:	Apollo Advisors V, L.P.,
its general partner

By:	Apollo Capital Management V, Inc.,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO OVERSEAS PARTNERS V, L.P.

By:	Apollo Advisors V, L.P.,
its managing partner

By:	Apollo Capital Management V, Inc.,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO NETHERLANDS PARTNERS V (A), L.P.

By:	Apollo Advisors V, L.P.,
its managing partner

By:	Apollo Capital Management V, Inc.,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

SIGNATURE PAGE TO VOTING AGREEMENT

APOLLO NETHERLANDS PARTNERS V (B), L.P.

By:	Apollo Advisors V, L.P.,
its managing partner

By:	Apollo Capital Management V, Inc.,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO GERMAN PARTNERS V GMBH & CO. KG

By:	Apollo Advisors V, L.P.,
its managing limited partner

By:	Apollo Capital Management V, Inc.,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT A

METALS USA HOLDINGS CORP. COMMON STOCK OWNERSHIP

Stockholder	Number of Common Shares Owned
Apollo Investment Fund V, L.P.	16,923,944
Apollo Overseas Partners V, L.P.	2,222,650
Apollo Netherlands Partners V (A), L.P.	233,078
Apollo Netherlands Partners V (B), L.P.	164,257
Apollo German Partners V GmbH & Co. KG	184,721
Total	19,728,650